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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98038 and 333-12097) of Gadzooks, Inc. of our report dated March 12, 1997 appearing on page 31 of the 1996 Annual Report to Shareholders, which is incorporated in this Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Dallas, Texas
April 22, 1997